Exhibit 10.7

State of Louisiana

MORTGAGE, INDENTURE, SECURITY AGREEMENT, FIXTURE FILING,
FINANCING STATEMENT AND ASSIGNMENT OF PRODUCTION

(Oil and Gas)

FROM

AMERICAN NATURAL ENERGY CORPORATION
6100 South Yale Ave., Suite 300
Tulsa, OK 74136
(“Mortgagor”)

TO

TCA GLOBAL CREDIT MASTER FUND, LP
1404 Rodman Street
Hollywood, FL 33020
(“Mortgagee”)

As of December 29, 2011

THIS INSTRUMENT CONTAINS AFTER-ACQUIRED PROPERTY PROVISIONS, SECURES PAYMENT OF FUTURE ADVANCES, AND COVERS PROCEEDS OF COLLATERAL.

MORTGAGOR HAS AN INTEREST OF RECORD IN THE REAL ESTATE WHICH IS DESCRIBED IN EXHIBIT “A” HERETO. SOME OF THE PERSONAL PROPERTY CONSTITUTING A PORTION OF THE COLLATERAL IS OR IS TO BECOME FIXTURES RELATED TO THE REAL ESTATE.

THE OIL AND GAS INTERESTS INCLUDED IN THE MORTGAGED PROPERTY WILL BE FINANCED AT THE WELL HEADS OF THE WELLS LOCATED ON THE MORTGAGED PROPERTIES DESCRIBED ON EXHIBIT “A” HERETO AND THIS FINANCING STATEMENT IS TO BE FILED, AMONG OTHER PLACES, IN THE REAL ESTATE RECORDS.

THE PRINCIPAL AMOUNT OF DEBTS SECURED BY THIS MORTGAGE (NOT INCLUDING SUMS ADVANCED TO PROTECT THE SECURITY OF THIS MORTGAGE) SHALL NOT EXCEED, AT ANY ONE TIME, THE AMOUNT OF $6,000,000.00.

THIS INSTRUMENT IS A MORTGAGE OF BOTH REAL AND PERSONAL PROPERTY AND IS, AMONG OTHER THINGS, A SECURITY AGREEMENT AND FINANCING STATEMENT UNDER THE UNIFORM COMMERCIAL CODE. A CARBON, PHOTOGRAPHIC, FACSIMILE, OR OTHER REPRODUCTION OF THIS INSTRUMENT IS SUFFICIENT AS A FINANCING STATEMENT.

WHEN RECORDED AND/OR FILED RETURN TO:
David Kahan, Esq.
David Kahan, P.A.
3125 W. Commercial Blvd., Suite 100
Ft. Lauderdale, Florida 33309

MORTGAGE, INDENTURE, SECURITY AGREEMENT, FIXTURE FILING, FINANCING
STATEMENT AND ASSIGNMENT OF PRODUCTION

          THIS MORTGAGE, INDENTURE, SECURITY AGREEMENT, FIXTURE FILING, FINANCING STATEMENT AND ASSIGNMENT OF PRODUCTION (herein called the “Mortgage”), is executed on the date indicated in the notarial certificate affixed hereto, but is made, delivered and effective as of the 29th day of December, 2011 (the “Effective Date”), by and between AMERICAN NATURAL ENERGY CORPORATION, an Oklahoma corporation, with a mailing address of 6100 South Yale Ave., Suite 300, Tulsa, OK 74136 (“Mortgagor”) and TCA GLOBAL CREDIT MASTER FUND, LP, a Cayman Islands limited partnership, whose address is 1404 Rodman Street, Hollywood, FL 33309 (“Mortgagee”).

WITNESSETH:

          WHEREAS, pursuant to a Securities Purchase Agreement dated as of December 29, 2011 between Mortgagor and Mortgagee (the “Purchase Agreement”), Mortgagor has agreed to issue to the Mortgagee, and the Mortgagee has agreed to purchase from Mortgagor up to Three Million Dollars ($3,000,000) of Mortgagor’s senior secured redeemable debentures (the “Debentures”), all as more specifically set forth in the Purchase Agreement; and

          WHEREAS, in order to induce the Mortgagee to purchase the Debentures, Mortgagor has agreed to execute and deliver this Mortgage in favor of the Mortgagee, for the benefit of the Mortgagee and to grant to Mortgagee a continuing, first priority lien and security interest in the “Mortgaged Properties” (as hereinafter defined) to secure the prompt payment, performance and discharge in full of all of Mortgagor’s obligations under the Debentures, the Purchase Agreement and the other “Transaction Documents” (as hereinafter defined);

          NOW, THEREFORE, in consideration of the premises contained herein, and in order to secure payment of both the principal of, and the interest and any other sums payable on or by reason of, the Debentures, and the “Obligations” (as hereinafter defined), and the performance and observance of all of the covenants and provisions hereof and of the Debentures, the Purchase Agreement and the other Transaction Documents, and all renewals, amendments, substitutions, extensions and modifications hereof and thereof, Mortgagor does hereby MORTGAGE, GRANT, BARGAIN, SELL, ASSIGN, WARRANT, TRANSFER and CONVEY unto Mortgagee and to Mortgagee’s successors and assigns, the following described real and personal property, rights, titles, interests and estates (herein collectively called the “Mortgaged Properties”):

          (a)      All rights, titles, interests and estates now owned or hereafter acquired by Mortgagor in and to the oil and gas and/or the oil, gas and mineral leases described on Exhibit “A” attached hereto (herein sometimes collectively called the “Leases”), together with all operating rights, forced pooling orders, farmout agreements, participation agreements and other contractual or other rights of any nature whatsoever relating to oil, gas and mineral rights associated with such Leases, including, without limitation, all of Mortgagor’s undivided interests in the Leases;

          (b)      All rights, titles, interests and estates now owned or hereafter acquired by Mortgagor in and to: (i) the properties now or hereafter pooled or unitized with the Leases; (ii) all presently existing or future unitization, communitization, pooling agreements and declarations of pooled units and the units created thereby (including, without limitation, all units created under orders, regulations, rules or other official acts of any Federal, State or other governmental body or agency having jurisdiction) which may affect all or any portion of the Leases, including, without limitation, those units, if any, which may be described or referred to in Exhibit “A”; (iii) all area of mutual interest agreements, development agreements, geologic and geophysical survey agreements, operating agreements, contracts and other agreements of any nature or kind which relate in any manner to any of the Leases or interests in the Leases, or otherwise relating to the production, sale, purchase, exchange or processing of the “Hydrocarbons” (as hereinafter defined) from or attributable to such Leases or interests; and (iv) the Leases, even though Mortgagor’s interests therein be incorrectly described or a description of a part or all of such Leases or Mortgagor’s interests therein be omitted;

          (c)      All rights, titles, interests and estates now owned or hereafter acquired by Mortgagor in and to all oil, gas, casinghead gas, condensate, distillate, liquid hydrocarbons, gaseous hydrocarbons and all products refined therefrom and all other minerals of whatever kind or character and in whatever form or phase (herein collectively called the “Hydrocarbons”) in and under and which may be produced and saved from or attributable to the Leases, the lands covered thereby and Mortgagor’s interests therein, including, without limitation, all oil in tanks and all rents, issues, profits, proceeds, products, revenues and other income from or attributable to the Leases or the Hydrocarbons, the lands covered thereby and Mortgagor’s interests therein which are subjected or required to be subjected to the liens and security interests of this Mortgage;

          (d)      All tenements, hereditaments, appurtenances and properties in anywise appertaining, belonging, affixed or incidental to the Leases, properties, rights, titles, interests and estates described or referred to in subparagraphs (a) and (b) and (c) above, which are now owned or which may hereafter be acquired by Mortgagor, including, without limitation, any and all property, real or personal, now owned or hereafter acquired and situated upon, used, held for use, or useful in connection with the operating, working or development of any of such Leases or properties and including any and all oil wells, gas wells, injection wells or other wells of any nature or kind relating to or within the lands described in the Leases, buildings, structures, field separators, liquid extraction plants, plant compressors, pumps, pumping units, field gathering systems, tanks and tank batteries, fixtures, valves, fittings, machinery and parts, engines, boilers, meters, apparatus, equipment, appliances, tools, implements, cables, wires, towers, casing, tubing and rods, surface leases, rights-of-way, easements and servitudes together with all additions, substitutions, replacements, accessions and attachments to any and all of the foregoing properties;

          (e)      The easements, rights-of-way, servitudes, real property, and permits, licenses, orders, certificates, and related instruments (collectively herein referred to as the “Easements”) in any way related or appurtenant to the Leases or the lands described herein, or otherwise necessary, required, beneficial or associated with the operation, working or development of the Leases and the Hydrocarbons, and any strips and gores within or adjoining any real property included in or covered by the Easements, all rights of ingress and egress to and from such real property, all easements, servitudes, rights-of-way, surface leases, fee tracts and other surface rights affecting said Easements, and all rights appertaining to the use and enjoyment of said Easements, rights, estates, titles, claims, and interests, including, without limitation, lateral support, drainage, mineral, water, oil and gas rights (the Easements and all of the property and other rights, privileges, interests, titles, estates, and claims appurtenant thereto are hereinafter collectively called the “Gathering System Premises”);

          (f)      All gathering systems and/or pipeline systems, and all materials, equipment, and other property now or hereafter located on the Gathering System Premises or used or held for use, regardless of where the same are located, in connection with, or otherwise related to such gathering systems and/or pipeline systems, and all equipment, including, but not limited to, all fittings, furnishings, appliances, apparatus, machinery, treatment, storage, transportation, exchange units, gas, liquid product and other storage tanks, liquid product truck loading terminals, and other assets now or hereafter located on or in (or, whether or not located thereon or therein, used or held for use in connection with) the Gathering System Premises or such gathering systems or pipeline systems (that portion of the Mortgaged Properties described in this paragraph (f) is herein collectively called the “Gathering Systems”);

          (g)      All materials, goods, surface or subsurface machinery, equipment, and other property now or hereafter located on the Gathering System Premises, and all other surface or subsurface machinery and equipment, line pipe and pipe connections, fittings, flanges, welds or interconnects, valves, control equipment, cathodic or electrical protection units, by-passes, regulators, drips, meters and metering stations, compression equipment, pumphouses and pumping stations, treating equipment, dehydration equipment, separation equipment, processing equipment, telephone, telegraph and other communication systems, office equipment and furniture, files and records, computer equipment and software, storage sheds, vehicles, loading docks, loading racks, towers, process tanks, storage tanks and other storage facilities, and shipping facilities, gas and electric fixtures, radiators, heaters, engines and machinery, boilers, elevators and motors, pipes, faucets and other air conditioning, plumbing, and heating fixtures, refrigerators and appurtenances which relate to Mortgagor’s use of the Gathering Systems (collectively, the “Gathering System Equipment”), and all building materials and supplies now or hereafter delivered to the Gathering System Premises and intended to be installed thereon; all other personal property of whatever kind and nature at present contained in or hereafter placed on the Gathering System Premises in which Mortgagor has a possessory or title interest; and all renewals or replacements thereof or articles in substitution thereof; and all proceeds and profits thereof, all of which shall be deemed to be a portion of the security for the “Obligations” (as hereafter defined). If the lien of this Mortgage on any fixtures or personal property is subject to a lease agreement, conditional sales agreement or chattel mortgage covering such property, then all the right, title and interest of Mortgagor in and to any and all deposits made thereon or therefor are hereby assigned to Mortgagee, together with the benefit of any payments now or hereafter made thereon. Mortgagor also transfers, sets over and assigns to Mortgagee, its successors and assigns, all leases and use agreements covering machinery, equipment and other personal property of Mortgagor related to the Gathering System Premises or the conduct of its business thereon, under which Mortgagor is the lessee of, or entitled to use, such items;

          (h)      All inventory and all materials used or consumed in the processing of Hydrocarbons, and all products thereof, now or hereafter located in or on, or stored in or on, transported through or otherwise related to the lands covered by the Leases and the Gathering System Premises (herein collectively, the “Premises”), including all inventory (as such term is used in the Uniform Commercial Code of the State of Louisiana (the “Uniform Commercial Code”)) and such other property held by Mortgagor for sale or lease (or in the possession of other persons while on lease or consignment) or furnished or to be furnished under any service contract and all raw materials, work in process and materials and supplies used or consumed in Mortgagor’s business relating to the Premises, and returned or repossessed goods, together with any bill of lading, dock warrant, dock receipt, warehouse receipt or order for the delivery of such goods of Mortgagor related to the Leases and Gathering System, and any other document which in the regular course of business or financing is treated as adequately evidencing that the person in possession of it is entitled to receive, hold and dispose of the document and the goods that it covers (the Mortgaged Properties described in this paragraph (h) are hereinafter collectively referred to as the “Inventory”), and all proceeds thereof and all accounts, contract rights and general intangibles under which such proceeds may arise, and together with all liens and security interests securing payment of the proceeds of the Inventory, including, but not limited to, those liens and security interests provided for under statutes enacted in the jurisdictions in which the Mortgaged Properties are located;

          (i)      All presently existing and hereafter created Hydrocarbon purchase agreements, Hydrocarbon sales agreements, supply agreements, raw material purchase agreements, product purchase agreements, product sales agreements, processing agreements, exchange agreements, gathering agreements, transportation agreements and other contracts and agreements which cover, affect, or otherwise relate to the production, extraction, transportation and/or processing of Hydrocarbons through or in the Premises or any other part of the Mortgaged Properties, and all other contracts and agreements (including, without limitation, equipment leases, maintenance agreements, electrical supply contracts, hedge or swap agreements, cap, floor, collar, exchange, forward or other hedge or protection agreements or transactions relating to crude oil, natural gas or other Hydrocarbons, or any option with respect to any such agreement or transaction, and other contracts and agreements) which cover, affect or otherwise relate to the Premises, or any part thereof, together with any and all amendments, modifications, renewals or extensions (now or hereafter existing) to any of the foregoing (the Mortgaged Properties described in this paragraph (i) are herein collectively called the “Contracts”);

          (j)      All accounts, including, but not limited to: (i) all of Mortgagor’s rights to receive payment, whether or not earned by Mortgagor’s performance and however acquired or evidenced, which arise out of or in connection with: (A) Mortgagor’s sale of Hydrocarbons; (B) Mortgagor’s sale, assignment, lease, hiring out or allowance of use of, consignment, licensing or other voluntary disposition, whether permanent or temporary, of Inventory or other goods or property related to the Premises and/or the conduct of Mortgagor’s business thereon (including, without limitation, all payments received in lieu of payment for Inventory regardless of whether such payments accrued, and/or the events which gave rise to such payments occurred, on or before or after the date hereof, including, without limitation, “take or pay” or “minimum bill” payments and similar payments, payments received in settlement of or pursuant to a judgment rendered with respect to take or payor minimum bill or similar obligations or other obligations under a sales contract, and payments received in buyout or other settlement of a contract covered by this Mortgage); (C) rendering of services related to the Gathering Systems and/or Premises and/or the conduct of Mortgagor’s business thereon; or (D) any loan, advance, or other extension of credit made by Mortgagor; (ii) any and all rights and interests Mortgagor may have in connection with any of the transactions described in the preceding clause (i) and relating to the Premises, whether now existing or hereafter acquired, including, without limitation, and rights and interests: (A) to demand and receive payment or other performance from any guarantor, surety, accommodation party or other person indirectly or secondarily obligated to Mortgagor in respect of the Leases, Hydrocarbons, Gathering Systems and/or the Premises and/or the conduct of Mortgagor’s business thereon; (B) arising out of the enforcement of any of Mortgagor’s rights to payment or performance by means of judicial or administrative proceedings, including, without limitation, any rights to receive payment under or in connection with any settlement of such proceedings, any judgment or any administrative order or decision arising out of actions related to the Leases, Hydrocarbons, Gathering Systems and/or the Premises and/or the conduct of Mortgagor’s business thereon; (C) in and to the goods or other property related to the Premises and/or the conduct of Mortgagor’s business thereon that is the subject of any such transaction, including, without limitation: (1) in the case of goods, an unpaid seller’s or lessor’s rights of rescission, replevin or to stop such goods in transit, and all rights to such goods on return or repossession; and (2) in the case of other property, rights of an unpaid seller, assignor or licensor to rescind or cancel the applicable agreement and demand the return of such property or, if such property is intangible, of any writing or other tangible evidence of its existence and/or disposition; and (D) to proceed against any collateral security related to the Premises provided by any obligor and to realize any proceeds thereof; and (iii) all contracts and other agreements and writings, all accounts, chattel paper, documents, general intangibles and instruments, and all other items of property now or hereafter owned by Mortgagor or in which Mortgagor now has or hereafter acquires any rights or interests, whether tangible or intangible and related to the Premises that in any way constitute, embody or evidence any payment rights described in clause (i) of this paragraph (j) or any of Mortgagor’s other rights and interests described in clause (ii) of this paragraph (j) (the Mortgaged Properties described in this paragraph (j) are hereinafter collectively referred to as the “Accounts Receivable”);

          (k)      All contracts, agreements, leases, permits, orders, franchises, servitudes, certificates, privileges, rights, technology, licenses and general intangibles (including, without limitation, all trademarks, trade names, and symbols) which are now or hereafter used, or held for use, in connection with or otherwise relate to the Premises, the Gathering Systems, the Gathering System Equipment and/or the other items described in paragraph (g), the Inventory, the Contracts, and/or the Accounts Receivable (the Premises, the Gathering Systems, the Gathering System Equipment and the other items described in paragraph (g), the Inventory, the Contracts, and the Accounts Receivable are hereinafter collectively referred to as the “Property”) or the conduct of Mortgagor’s business on the Leases and/or Gathering System Premises whether now or hereafter created, acquired, or entered into and all right, title and interest of Mortgagor thereunder, including, without limitation, rights, incomes, profits, revenues, royalties, accounts, contract rights and general intangibles under any and all of the foregoing;

          (l)      Any and all data, books and records related to the Premises and Mortgagor’s operations thereon, including, but not limited to, accounting records, files, computer software, employee records, engineering drawings or plans, surveys, site assessments, environmental reports, customer lists, production records, laboratory and testing records, sales and administrative records, and any other material or information relating to the ownership, maintenance, or operation of the Property (the “Books and Records”);

          (m)      All unearned premiums, accrued, accruing or to accrue under insurance policies now or hereafter obtained by Mortgagor for the Property or the conduct of Mortgagor’s business on the Premises and all judgments, awards of damages and settlements hereafter made as a result of or in lieu of any taking of the Premises or any part thereof or any interest therein under the power of eminent domain, or for any damage (whether caused by such taking or otherwise) to the Leases and/or Gathering System Premises or any part thereof or interest therein, including any award for change of grade of streets;

          (n)      All proceeds of the conversion, voluntary or involuntary, of the Property or any part thereof into cash or liquidated claims, including, without limitation, proceeds of hazard and title insurance, subject to the terms and conditions of this Mortgage;

          (o)      All options, extensions, improvements, betterments, renewals, substitutions and replacements of, and all additions and appurtenances to, the Property or any part thereof, hereafter acquired by, or released to, Mortgagor, or constructed, assembled or placed by Mortgagor on the Premises, and all conversions of the security constituted thereby (Mortgagor hereby acknowledging and agreeing that immediately upon such acquisition, release, construction, assembling, placement or conversion, as the case may be, and in each such case, without any further mortgage, conveyance, assignment or other act by Mortgagor, the same shall become subject to the lien of this Mortgage as fully and completely, and with the same effect, as though now owned by Mortgagor and specifically described herein);

          (p)      Any property that may from time to time hereafter by delivery or by writing of any kind be subjected to the lien or security interests hereof by Mortgagor or by anyone on Mortgagor’s behalf; and the Mortgagee is hereby authorized to receive the same at any time as additional security hereunder;

          (q)      All of the rights, titles and interests of every nature whatsoever now owned or hereafter acquired by Mortgagor in and to the Leases, Easements, properties, rights, titles, interests and estates and every part and parcel thereof, including, without limitation, said Leases, properties, rights, titles, interests and estates as the same may be enlarged by the discharge of any payments out of production or by the removal of any charges or “Permitted Encumbrances” (hereinafter defined) to which any of said Leases, Easements, properties, rights, titles, interests or estates are subject, or otherwise; together with any and all renewals and extensions of any of said Leases, Easements, properties, rights, titles, interests or estates; and all contracts and agreements supplemental to or amendatory of or in substitution for the Leases, Easements, the contracts and agreements described or mentioned above and any and all additional interests of any kind hereafter acquired by Mortgagor in and to said Leases, Easements, properties, rights, titles, interests or estates; and

          (r)      All accounts, contract rights, equipment, fixtures, inventory, general intangibles and any and all other personal/movable property of any kind or character constituting a part of, relating to or arising out of those portions of the Mortgaged Properties which are described in paragraphs (a) through (q) above and all proceeds and products of all such portions of the Mortgaged Properties.

          TO HAVE AND TO HOLD the Mortgaged Properties unto Mortgagee, and Mortgagee’s successors and assigns, forever, in accordance with the terms and provisions hereof; and Mortgagor hereby covenants that Mortgagor is the lawful owner and holder of the Mortgaged Properties, free and clear of all liens, claims and encumbrances of any nature or kind; that Mortgagor has good right to transfer, assign and mortgage the Mortgaged Properties, and that Mortgagor will warrant and forever defend the same against the claims of all persons whomsoever lawfully claiming or to claim the same or any part thereof.

ARTICLE I.
OBLIGATIONS SECURED

          1.1.      The foregoing conveyance is made to secure and enforce payment and performance of each of the following (herein collectively called the “Obligations”):

          (a)      Any and all indebtedness, liabilities and obligations arising under or evidenced by, and the performance of all covenants, conditions and agreements undertaken by Mortgagor in connection with the Debentures, and any amendments, renewals or extensions thereof and substitutions or replacements therefor; and all obligations due under, in connection with, or arising out of, all documents evidencing, pertaining to or securing the repayment of the Debentures, including, without limitation, the Purchase Agreement (hereinafter referred to collectively as the “Transaction Documents”), and any amendments to or substitutions for any of the Transaction Documents. The Transaction Documents shall also include any documents or instruments defined as “Transaction Documents” in the Purchase Agreement;

          (b)      Any sums which may be advanced or paid by Mortgagee under the terms hereof or of the Purchase Agreement or other Transaction Documents on account of the failure of Mortgagor to comply with the covenants of Mortgagor contained herein, or the failure of Mortgagor to comply with the covenants of Mortgagor contained in the Purchase Agreement or any other Transaction Documents; and all other indebtedness of the Mortgagor arising pursuant to the provisions of this Mortgage, including penalties, indemnities, legal and other fees, charges and expenses, and amounts advanced by and expenses incurred in order to preserve any collateral or security interest, whether due after acceleration or otherwise;

          (c)      All advances, debts, liabilities, obligations, covenants and duties owing or to be owing, whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, now existing or hereafter arising or incurred, by Mortgagor: (i) to Mortgagee, Indemnitee or other Indemnified Party under any Transaction Document; (ii) to Mortgagee under any futures contracts, forward contracts, swap, cap or collar contracts, option contracts, hedging contracts or other derivative contracts or similar agreements covering oil and gas commodities or prices or financial, monetary or interest rate instruments entered into not in contravention of and subject to the terms of the Purchase Agreement; (iii) all renewals, extensions and rearrangements of the foregoing; and (iv) all interest (including, without limitation, interest accruing at any post-default rate and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) in respect of all of the obligations described in this Section 1.1 and all costs of collection or attorneys’ fees, all as provided herein and in the other Transaction Documents; and

          (d)      any and all other present or future indebtedness, obligations and liabilities of Mortgagor incurred under, arising out of or in connection with all other debts, obligations and liabilities of every nature whatsoever presently or at any time hereafter owing under the Purchase Agreement, the Transaction Documents, or hereunder or under any other indebtedness by Mortgagor pursuant to the Transaction Documents, whether direct or indirect, primary or secondary, fixed or contingent, arising from guaranty, endorsement, suretyship, assignment or otherwise, it being expressly contemplated that Mortgagee, may from time to time hereafter make additional advances to or on behalf of Mortgagor and that Mortgagor may from time to time hereafter otherwise become further obligated or indebted to Mortgagee.

          1.2.      This Mortgage shall secure any additional indebtedness, not to exceed the amount of Six Million and 00/100 Dollars ($6,000,000.00), in addition to and over and above the original principal amount of the Debentures, which Mortgagor may owe to Mortgagee, whether direct, indirect, existing, future, contingent or otherwise and whether arising under this Mortgage or otherwise.

          1.3.      Mortgagor specifically waives presentment, protest, notices of dishonor, intention to accelerate and acceleration.

          1.4.      The Purchase Agreement, Debentures, this Mortgage and the other documents now or hereafter delivered by the Mortgagor to, or for the benefit of, the Mortgagee in connection with Obligations are included within the Transaction Documents. All capitalized terms not defined herein are defined in the Purchase Agreement.

ARTICLE II.
REPRESENTATIONS, WARRANTIES AND COVENANTS

          2.1.      Mortgagor represents and warrants to, and covenants and agrees with Mortgagee, “Holder” (said term as used herein being intended to mean any other holder or holders from time to time of the Obligations or any part thereof or any interest therein), and with each of them, so long as the Obligations or any part thereof remains unpaid, as follows:

          (a)      To the extent failure to do so would have a material adverse effect on the value of the Mortgaged Properties, Mortgagor, or Mortgagor’s predecessor or predecessors in title to each of the Mortgaged Properties, have properly and timely performed whatever may be required by the provisions of each of the Leases (or by any contract, assignment or conveyance under which Mortgagor holds title to any of the Mortgaged Properties) to perpetuate the Leases and to perfect or maintain Mortgagor’s title. To the extent failure to do so would have a material adverse effect on the value of the Mortgaged Properties, Mortgagor shall pay and discharge or cause to be paid or discharged all rentals, delay rentals, royalties, production payments, and indebtedness required to be paid by Mortgagor, and perform or cause to be performed, each and every act, matter, or thing required of Mortgagor by each and all of the Leases, assignments, deeds, subleases, contracts and agreements in any way relating to the Mortgaged Properties and do all other things necessary of Mortgagor to keep unimpaired the rights of Mortgagor thereunder and to prevent the forfeiture thereof or default thereunder.

          (b)      Mortgagor has good and defensible title to and is possessed of the Mortgaged Properties, free of any and all adverse claims, rights of others, liens, encumbrances, security interests, contracts, agreements, preferential purchase rights or other restrictions or limitations of any nature or kind except those which are “Permitted Encumbrances” as defined in Exhibit “A.” Mortgagor owns an undivided working interest (hereinafter defined) and a net revenue interest (hereinafter defined) in the Leases of not less than those set forth in Exhibit “A”; no operating agreement, contract or other agreement affecting any part of the Mortgaged Properties to which Mortgagor is a party or to which Mortgagor is bound requires Mortgagor to bear any of the costs relating to the Mortgaged Properties greater than the working interest of Mortgagor in any such portion of the Mortgaged Properties, except in the event that Mortgagor is obligated under an operating agreement to assume a portion of a non-consenting party’s share of costs and expenses and, as a result thereof shall own and be entitled to receive an equivalent portion of such non-consenting party’s interests in the well and share of Hydrocarbons produced therefrom; all proceeds from the sale of Mortgagor’s share of the Hydrocarbons being produced from the Mortgaged Properties are currently being paid in full to Mortgagor by the purchasers thereof on a timely basis and none of such proceeds are currently being held in suspense by such purchaser or any other party; and Mortgagor has full power and lawful authority to bargain, grant, sell, mortgage, assign, transfer, warrant, convey and grant a security interest in all of the Mortgaged Properties all in the manner and form herein provided and without obtaining the waiver, consent or approval of any lessor, sublessor, governmental agency or entity or party whomsoever or whatsoever. Mortgagor will at all times protect and defend the title to all of the Mortgaged Properties, paying all expenses incurred or to be incurred in defending the title to the same against all claims or charges other than the Permitted Encumbrances, and will indemnify and hold Holder harmless against any such claim or charge.

          (c)      Mortgagor shall promptly notify Mortgagee in the event of institution of any suit for the cancellation of or in any manner materially and adversely affecting any of the Leases or any land covered or purported to be covered thereby or the land or the title of Mortgagor thereto.

          (d)      Mortgagor shall not place nor suffer to be placed any lien against, or any security interest in, any of the Mortgaged Properties or encumber or allow to be encumbered any of the Mortgaged Properties, whether for indebtedness owed or asserted to be owed by Mortgagor or by any other party, except for Permitted Encumbrances.

          (e)      Mortgagor shall pay and discharge promptly all taxes, assessments, and governmental charges or levies imposed upon Mortgagor or upon the income of Mortgagor or of any of the Mortgaged Properties as well as all claims of any kind (including claims for labor, materials, supplies and rent) which, if unpaid, might become a lien upon any or all of the Mortgaged Properties or Hydrocarbons; provided, however, that Mortgagor shall not be required to pay any such tax, assessment, charge, levy or claim if the amount, applicability or validity thereof shall currently be contested in good faith by appropriate proceedings diligently conducted and if Mortgagor shall have set up reserves therefor adequate under generally accepted accounting principles.

          (f)      Mortgagor shall operate or cause to be operated all Mortgaged Properties in a careful and efficient manner in accordance with the practice of the industry and in compliance with all applicable laws, rules and regulations, and, in the case of the Leases, in compliance with all applicable proration and conservation laws of the State in which the Leases are situated, and all applicable laws, rules and regulations of every other agency and authority from time to time constituted to regulate the development and operation of the Leases and the production and sale of Hydrocarbons therefrom; provided, however, Mortgagor shall have the right to contest in good faith by appropriate proceedings, the applicability or lawfulness of any such law, rule or regulation and, pending such contest, may defer compliance therewith, so long as such deferment shall not subject the Mortgaged Properties or any part thereof to foreclosure or loss.

          (g)      Mortgagor shall keep and maintain or cause to be kept and maintained all buildings, improvements, equipment and personal property constituting part of the Mortgaged Properties in good and workable condition at all times, ordinary wear and tear excepted, and Mortgagor shall make all repairs, replacements, additions, betterments and improvements to the Mortgaged Properties as are needed and proper so that the business carried on in connection therewith may be conducted properly and efficiently at all times. To the extent failure to do so would have a material adverse effect on the value of the Mortgaged Properties, Mortgagor will not (i) commit or suffer any waste of any of the Mortgaged Properties, (ii) commit or suffer any violation of any law, regulation, ordinance or contract affecting any of the Mortgaged Properties, (iii) commit or suffer any demolition, removal or material alteration of any of the Mortgaged Properties without the prior written consent of Mortgagee, (iv) fail to guard every part of the Mortgaged Properties from removal, destruction and damage, or (v) do or suffer to be done any act whereby the value of any part of the Mortgaged Properties may be lessened. Mortgagor, if required to do so by Mortgagee, promptly shall replace any of the Mortgaged Properties which may be removed, lost, destroyed or unsuitable for use to maintain production of Hydrocarbons from the affected Mortgaged Properties.

          (h)      Mortgagor shall maintain insurance on the Mortgaged Properties and as required by the Purchase Agreement. In the case of any fire, accident or other casualty causing loss or damage to any of the Mortgaged Properties, the proceeds of such policy shall be used at Mortgagor’s reasonable discretion (i) to repair or replace the damaged Mortgaged Properties, or (ii) to prepay the Obligations in any manner or order as elected by Mortgagee at the time of such prepayment.

          (i)      Mortgagor shall permit any officer or employee of Mortgagee or any Holder to visit and inspect any of the Mortgaged Properties, examine Mortgagor’s books of record and accounts, take copies and, extracts therefrom and discuss the affairs, finances and accounts of Mortgagor, all at such times and upon notice and as often as Mortgagee or any Holder may desire.

          (j)      Mortgagor shall pay the Obligations according to the reading, tenor and effect thereof, and shall do and perform every act and discharge all of the obligations provided to be performed and discharged by Mortgagor under the Obligations and under this instrument at the time or times and in the manner specified.

          (k)      Consistent with the terms of the Purchase Agreement, Mortgagor shall cure promptly any defects in the creation and issuance of the Obligations and the execution and delivery of this instrument. Mortgagor at Mortgagor’s expense will promptly execute and deliver to Mortgagee upon request all such other and further documents, agreements and instruments in compliance with or accomplishment of the covenants and agreements of Mortgagor herein or to further evidence and more fully describe the Mortgaged Properties, or to correct any omissions in this instrument, or more fully to state the security obligations set out herein, or to perfect, protect and, or, preserve any lien or security interest created hereby, or to make any recordings, or to file any notices, or obtain any consents, all as may be necessary or appropriate in connection with any thereof. Mortgagor shall pay for all costs of preparing, recording and releasing any of the above.

          (l)      If at any time Mortgagor materially changes the nature or method of operations on the Mortgaged Properties, any well is hereafter drilled and completed on the Mortgaged Properties, or there occurs any event (whether natural or due to man) that materially affects the amount, cost, rate or lifespan of recovery of Hydrocarbons from the Mortgaged Properties or there is a material change in the price per unit received for the sale of Hydrocarbons produced from or attributable to the Mortgaged Properties, upon receiving notice thereof, Mortgagor shall immediately inform Mortgagee of such change in operations, events or change in price.

          (m)      Mortgagor has not created or permitted to exist and will not hereafter create or permit to exist any gas imbalance or any take-or-pay or other prepayments with respect to any of the Mortgaged Properties which would require the Mortgagor to deliver Hydrocarbons produced from the Mortgaged Properties at some future time without then or thereafter receiving full payment therefor.

          (n)      Mortgagor will advise Mortgagee promptly of: (i) any lien, privilege, security interest, encumbrance or claim made or asserted against all or any part of the Mortgaged Properties and the amount claimed thereby; and (ii) the occurrence of any other event which would have a material adverse effect on the aggregate value of the Mortgaged Properties or on the lien and security interest created hereunder, and the amount of the effect on the Mortgaged Properties.

          (o)      Mortgagor will promptly notify Mortgagee of any event causing loss or depreciation in value of the Mortgaged Properties and the amount of such loss or depreciation.

          2.2.      If, without the prior written consent of each Holder (which consent shall not be unreasonably withheld), all or any part of the Mortgaged Properties are sold, transferred, assigned or otherwise conveyed, except as expressly provided in Article VII hereof, or Mortgagor enters into any contract agreeing to sell, transfer, assign or otherwise convey all or any part of the Mortgaged Properties, or Mortgagor creates any lien or encumbrance subordinate to this Mortgage or Mortgagor grants any easement, right-of-way or any other right whatsoever materially affecting the value of the collateral with respect to the Mortgaged Properties, other than the Permitted Encumbrances, (all and any of the above herein collectively called “Transfers”), irrespective of whether any such Transfers are evidenced by written instruments, and irrespective if such a written instrument is filed for record, then Mortgagee may, at its option, declare all or any part of the Obligations immediately due and payable, and Mortgagee shall be entitled to exercise any and all remedies provided under this Mortgage. Mortgagee, in the exercise of its sole and absolute discretion and without any duty or obligation to do so, may waive such option to accelerate, if, prior to any Transfers, the proposed transferee has executed a written assumption agreement accepted in writing by Mortgagee, containing such terms as Mortgagee, in its sole and absolute discretion may require, including without limitation, an increase in the rate of interest payable on the Obligations and, or, a modification of the maturity of the Obligations.

          2.3.      If Mortgagor fails to perform any act which hereunder it is required to perform or to pay any money which hereunder it is required to pay, Mortgagee, following an occurrence of an Event of Default, may perform or cause to be performed such act or pay such money. Mortgagor will, upon request, promptly reimburse Mortgagee for all amounts expended, advanced or incurred by Mortgagee to satisfy any obligation of Mortgagor under this instrument or to protect the Mortgaged Properties or to collect the Obligations or to enforce the rights of Holder under this instrument, which amounts will include all court costs, reasonable attorneys fees, fees of auditors and accountants, and investigation expenses reasonably incurred by Mortgagee in connection with any such matters, together with interest on each such amount from the date that the same is expended, advanced or incurred by Mortgagee until the date of payment of same, at a rate of interest (herein called the “Default Rate”) equal to the maximum lawful rate of interest permitted by applicable usury laws, now or hereafter enacted, which interest rate shall change when and as said laws shall change to the extent permitted by said laws, effective on the day such change in said laws becomes effective (herein called the “Maximum Lawful Rate”).

          2.4.      To the full extent permitted by applicable law, Mortgagor agrees to defend, indemnify and hold harmless Mortgagee and each Holder and their respective directors, officers, employees, attorneys and agents (“Indemnified Parties”) from and against any and all loss, cost, expense or liability (including attorneys’ fees and court costs) incurred by any Indemnified Party in connection with or otherwise arising out of any and all claims or proceedings (whether brought by a private party, governmental agency or otherwise) for bodily injury, property damage, abatement, remediation, environmental damage or impairment or any other injury or damage resulting from or relating to any hazardous or toxic substance or contaminated material located upon, migrating into, from or through or otherwise relating to the Mortgaged Properties (whether or not the release of such materials was caused by Mortgagor, a tenant or subtenant of Mortgagor, a prior owner, a tenant or subtenant of any prior owner or any other party and whether or not the alleged liability is attributable to the handling, storage, generation, transportation or disposal of such substance or the mere presence of the substance on the Mortgaged Properties), which any Indemnified Party may incur due to the making of the loan evidenced by the Obligations, the exercise of any of its rights under this Mortgage, or otherwise, but excluding any loss, cost, expense or liability due to any Indemnified Party’s gross negligence or willful misconduct. For the purposes of the indemnity contained in this paragraph, hazardous or toxic substances or contaminated material include, but are not limited to, asbestos and those substances within the scope of all federal, state and local environmental laws and ordinances, including the Resource Conservation and Recovery Act, the Comprehensive Environmental Response, Compensation and Liability Act and the Superfund Amendment and Reauthorization Act as same may be amended from time to time. The provisions of this paragraph shall survive, and shall in no manner or to any extent be extinguished, diminished, novated or affected by, any foreclosure of the liens created by this Mortgage or any conveyance in lieu of foreclosure and the repayment of the Obligations and the discharge and release of this Mortgage.

ARTICLE III.
ASSIGNMENT OF RUNS

          3.1.      For the purpose of additionally securing the payment of the Obligations and to facilitate the discharge of any of the Obligations and as cumulative of any and all rights and remedies herein provided for, effective as of the Effective Date, Mortgagor hereby bargains, sells, transfers, assigns, sets over and conveys unto Mortgagee, its successors and assigns, Mortgagor’s interest in the Hydrocarbons, together with its share of the proceeds derived from the sale thereof (such proceeds being hereinafter called “Proceeds of Runs”). Mortgagor directs and instructs each purchaser of the Hydrocarbons to pay to Mortgagee all of the Proceeds of Runs until such time as such purchaser has been furnished evidence that all Obligations has been paid and that the lien evidenced hereby has been released. Mortgagor authorizes Mortgagee to receive and collect all sums of money derived from the Proceeds of Runs, and no purchaser of the Hydrocarbons shall have the responsibility for the application of any funds paid to Mortgagee.

          3.2.      Independent of the foregoing provisions and authorities herein granted, Mortgagor agrees to execute and deliver any and all transfer orders, division orders and other instruments that may be requested by Mortgagee or that may be required by the purchaser of the Hydrocarbons for the purpose of effectuating payment for the Proceeds of Runs to Mortgagee following an Event of Default, as such term is defined below.

          3.3.      Upon the occurrence and any continuance of an Event of Default, the monthly Proceeds of Runs actually received by Mortgagee may be held by Mortgagee and applied first to the payment of all accrued interest of the Obligations and then to the payment of installments of principal of the Obligations in stated order of maturity owing by Mortgagor to Mortgagee in such manner as Mortgagee may elect, with the balance, if any, to be returned to Mortgagor. In its sole discretion, Mortgagee may elect to return any part of said funds to Mortgagor or to deposit the same to Mortgagor’s account without applying it to the Obligations.

          3.4.      The receipt by Mortgagee of any monies, including but not limited to money received as Proceeds of Runs, shall not in any manner change or alter in any respect the obligations of Mortgagor upon the Obligations, and nothing herein contained shall be construed as limiting Mortgagee to the collection of any of the Obligations out of the Proceeds of Runs. The Obligations shall continue as the absolute and unconditional obligation of Mortgagor to pay, as provided in the instruments evidencing the Obligations, the amounts therein specified at their respective maturity dates, whether by acceleration or otherwise.

          3.5.      Mortgagee is hereby absolved from all liability for failure to enforce collection of the Proceeds of Runs and from all other responsibility in connection therewith except the responsibility to account to Mortgagor for funds actually received. Mortgagor agrees to indemnify and hold Mortgagee or any Holder harmless against any and all liabilities, actions, claims, judgments, costs, charges and reasonable attorneys’ fees by reason of the assertion that Mortgagee or any Holder has received, either before or after the payment in full of the Obligations, funds from the sale of Hydrocarbons claimed by third persons, except for third parties who have valid claims. Mortgagee or any Holder shall have the right to defend against any such claims or actions, employing attorneys of its own selection. If not furnished with indemnity satisfactory to the Mortgagee, Mortgagee shall have the right to compromise and adjust any such claims, actions and judgments, and, in addition to the rights to be indemnified as herein provided, all amounts paid by Mortgagee or any Holder in compromise, satisfaction or discharge of any such claim, action or judgment and all court costs, reasonable attorneys’ fees and other expenses of every character incurred by Mortgagee or any Holder shall be a demand obligation owing by Mortgagor, shall be secured by the lien and security interest evidenced by this instrument and shall bear interest on each such amount from the date that the same is expended, advanced or incurred by Mortgagee until the date of payment of same, at the Default Rate.

ARTICLE IV.
DEFEASANCE

          4.1.      If all Obligations be paid as the same becomes due and payable and if the covenants, warranties, undertakings and agreements made in this instrument are kept and performed, then and in that case only, this document shall have no force and effect, this Mortgage shall become null and void, the Mortgaged Properties hereby conveyed shall become wholly clear of the liens, conveyances, assignments and security interests evidenced hereby, and all such liens, conveyances, assignments and security interests shall be released in due form at Mortgagor’s cost.

ARTICLE V.
REMEDIES IN EVENT OF DEFAULT

          5.1.      The term “Event of Default” as used herein shall mean any breach or default by Mortgagor of any terms, covenants, provisions, agreements, representations and warranties under this Mortgage, as well as the occurrence of any default or “Event of Default” under the Purchase Agreement by and between Mortgagor and Mortgagee of even date herewith, or under any of the other Transaction Documents.

          5.2.      Upon the occurrence and during the continuance of any Event of Default, Mortgagee or any Holder may, at its option, without notice to Mortgagor, declare the principal of and interest accrued on the Obligations to be forthwith due and payable, whereupon the same shall become due and payable without any presentment, demand, protest, notice of protest, notice of intent to accelerate, notice of acceleration or notice of any kind, all of which are all hereby waived.

          5.3.      Upon the occurrence and during the continuance of any Event of Default and in every such case the Mortgagee may: (a) proceed to protect and enforce its rights by a suit or suits in equity or at law, either for the specific performance of any covenant or agreement contained herein, in the Transaction Documents, or in aid of the execution of any power herein or therein granted, or for the foreclosure of this Mortgage, or for the enforcement of any other appropriate legal or equitable remedies; (b) take possession of and sell all or part, as determined by Mortgagee in its sole discretion, of the Mortgaged Properties, under the applicable laws of the State of Louisiana pertaining to the foreclosure of mortgages and subsequent sale of foreclosed assets; (c) take possession of the Mortgaged Properties; maintain, operate and control the Mortgaged Properties, and apply all proceeds derived therefrom, after payment of royalties and operating expenses, to the payment of the Obligations hereby secured and all necessary and reasonable costs and expenses, including reasonable attorneys’ fees, until fully paid, Mortgagor agrees to give Mortgagee immediate, peaceable possession; (d) to the extent permitted by law, resort to and realize upon the security hereunder and any other security now or later held by Mortgagee concurrently or successively in one or several consolidated or independent judicial actions or lawfully taken non-judicial proceedings, or both, and to apply the proceeds received upon the Obligations all in such order and manner as Mortgagee determines in Mortgagee’s sole discretion and to the extent provided by law; and (e) in any action to foreclose, appoint a receiver of the rents, issues and profits of the Mortgaged Properties as a matter of right and without notice, with power to collect the rents, issues and the value of the Mortgaged Properties. Mortgagor, for itself and any subsequent owner or owners, hereby waives any and all defenses to the application for a receiver as above provided, and hereby specifically consents to such appointment with notice; but nothing herein contained is to be construed to deprive Mortgagee of any other right, remedy or privilege it may now have under the law to have a receiver appointed. The provision for the appointment of a receiver of the rents and profits is made an express condition upon which the loan evidenced by the Debenture is made.

          5.4.      Upon the occurrence and during the continuation of an Event of Default, Mortgagee may, in its sole and absolute discretion, elect to treat the fixtures constituting a part of the Mortgaged Properties as either real property or personal property and proceed to exercise such rights as apply to such type of property above or under the Uniform Commercial Code.

          5.5.      Upon occurrence and during the continuation of an Event of Default, Mortgagee, in lieu of or in addition to exercising any power of sale hereinabove given, may proceed by a suit or suits in equity or at law, whether for a foreclosure hereunder, or for the sale of the Mortgaged Properties (or a part thereof), or for the specific performance of any covenant or agreement contained herein, or in aid of the execution of any power herein granted, or for the appointment of a receiver pending any foreclosure hereunder or the sale of all or part of the Mortgaged Properties, or for the enforcement of any other appropriate legal or equitable remedy. Upon occurrence and during the continuation of an Event of Default, Mortgagor agrees that the appointment of a receiver shall be a matter of right and shall not require proof of insolvency, fraud, insecurity, or mismanagement on the part of Mortgagor. Mortgagor agrees that such receiver may be appointed to take possession of, hold, maintain, operate, and preserve all or a portion of the Mortgaged Properties, including the production and sale of all Hydrocarbons therefrom, and to apply the proceeds of the sale thereof as set forth in Section 5.10 hereof; and said receiver may be authorized to sell and dispose of all or a portion of the Mortgaged Properties under orders of the court appointing such receiver. The rights of entry, sale, or suit, as herein conferred, are cumulative of all other rights and remedies herein or by law or in equity provided, and shall not be deemed to deprive Mortgagee or any Holder of the Obligations of any such other legal or equitable rights or remedies, by judicial proceedings or otherwise, appropriate to enforce the conditions, covenants, and terms of this Mortgage and of said Obligations, and the employment of any remedy hereunder, or otherwise, shall not prevent the concurrent or subsequent employment of any other remedy or remedies.

          5.6.      It shall not be necessary for Mortgagee to be physically present or have constructively in its possession at any sale held by Mortgagee or by any court, receiver, or public officer any or all of the Mortgaged Properties, and Mortgagor shall deliver to the purchaser at such sale on the date of sale the Mortgaged Properties purchased by such purchasers at such sale, and if it should be impossible or impracticable for any of such purchasers to take actual delivery of the Mortgaged Property purchased by it, then the title and right of possession to the Mortgaged Property shall pass to the purchaser at such sale as completely as if the same had been actually present and delivered.

          5.7.      Mortgagee shall have the right to become the purchaser at any sale held by any court, receiver or public officer, and Mortgagee shall have the right to credit the outstanding and unpaid Obligations with the amount of the bid made at that sale with the amount payable being the net proceeds of such sale. Recitals contained in any conveyance made to any purchaser of any sale made hereunder shall be prime facie evidence of the truth and accuracy of the matters therein stated, including, without limiting the generality of the foregoing, nonpayment of the unpaid principal sum of, and the interest accrued on, the Obligations after the same shall have become due and payable, advertisement and conduct of such sale in the manner provided herein.

          5.8.      Upon any sale, whether made under the Uniform Commercial Code, the power of sale herein granted and conferred, or by virtue of judicial proceedings, the delivery of a receipt by Mortgagee or of the officer making a sale under judicial proceedings, which acknowledges the payment of purchase money with respect thereto, shall be sufficient discharge to the purchaser or purchasers at any sale for his or their purchase money, and such purchaser or purchasers and his or their successors, assigns or personal representatives, shall not, after paying such purchase money and receiving the receipt of Mortgagee or of such officer therefor, be obliged to see to the application of such purchase money hereunder, or be in any way answerable for any loss, misapplication or non-application thereof hereunder.

          5.9.      Any sale or sales of the Mortgaged Properties, or any part thereof, whether under the Uniform Commercial Code, the power of sale herein granted and conferred, or by virtue of judicial proceedings, shall operate to divest all rights, titles, interests, claims and demands whatsoever either at law or in equity, of Mortgagor, in and to the Mortgaged Property sold, and shall be a perpetual bar, both at law and in equity, against Mortgagor, and Mortgagor’s successors or assigns, and against any and all persons claiming or who shall thereafter claim all or any of the Mortgaged Property sold, including, Mortgagor’s successors or assigns. Nevertheless, Mortgagor, if requested by Mortgagee so to do, shall join in the execution and delivery of all conveyances, assignments and transfers of the Mortgaged Properties so sold.

          5.10.      The proceeds of any sale of the Mortgaged Properties, or any part thereof, whether under the Uniform Commercial Code, the power of sale herein granted and conferred, or by virtue of judicial proceeding, whose application has not elsewhere herein been specifically provided for, shall be applied to the Obligations as follows:

First: To the payment of all reasonable expenses incurred by Mortgagee incident to the enforcement of the Transaction Documents, or the collection of any of the Obligations, including, without limiting the generality of the foregoing, all expenses of any entry or taking of possession, of any sale, of advertisement thereof, and of conveyances, and as well, court and related costs, compensation of agents and employees, reasonable attorney fees and a reasonable fee to Mortgagee, the payment of all other reasonable costs, charges, expenses, liabilities and advances incurred or made by Mortgagee or owed by Mortgagor under any Transaction Document, or in executing any trust or power hereunder by Mortgagee or owed by Mortgagor under any Transaction Document.

Second: To the payment of the Obligations, including the Debenture, with accrued interest thereon to the date of such payment, in such order and manner as determined by Mortgagee; and

Third: Any surplus thereafter remaining shall be paid to Mortgagor or other third Persons as a court of competent jurisdiction may direct.

          5.11.      Mortgagee at all times shall have the right to release any part of the Mortgaged Properties now or hereafter subject to the lien or security interests created hereby or any other lien or security interest it now has or may hereafter have, without releasing any other part of said Mortgaged Properties, and without affecting the lien or security interest created hereby or under any Transaction Document, as to the part or parts thereof not so released.

          5.12.      The obligations of Mortgagor hereunder shall survive the non-assumption of and the commencement of any Insolvency Proceeding and shall remain binding upon Mortgagor, or a trustee, receiver, custodian or liquidator of Mortgagor appointed in any such case.

          5.13.      Mortgagor agrees, to the full extent that Mortgagor may lawfully so agree, that Mortgagor shall not at any time insist upon or plead or in any manner whatsoever claim the benefit of any operator’s lien, appraisement, valuation, stay, extension or redemption of law now or hereafter in force, in order to prevent or hinder the enforcement or foreclosure of any Transaction Document, the absolute sale of any or all of the Mortgaged Properties, or the possession thereof by any purchaser at any sale made pursuant to any provision hereof or any Transaction Document, or pursuant to the decree of any court of competent jurisdiction and Mortgagor, for Mortgagor and all who may claim by, through or under Mortgagor, so far as Mortgagor or those claiming by, through or under Mortgagor now or hereafter lawfully may, hereby waive the benefit of all such laws. Mortgagor, for Mortgagor and all who may claim by, through or under Mortgagor (including, without limitation, a holder of a lien or security interest subordinate to the lien or security interests created by this Mortgage, without implying that Mortgagor has, except as expressly provided herein, a right to grant a security interest or lien upon or subordinate a lien or security interest with respect to the Mortgaged Properties), hereby waives, to the fullest extent permitted by applicable law any and all right to have all or any portion of the Mortgaged Properties marshaled upon any foreclosure of the lien and security interest hereof, or sold in inverse order of alienation, and agrees that any court having jurisdiction to foreclose such lien or security interest may sell the Mortgaged Properties as an entirety. If any law referred to in this Section 5.13 and now in force, of which Mortgagor or Mortgagor’s successors or assigns might take advantage despite the provisions hereof, shall hereafter be repealed or cease to be in force, such law shall not thereafter be deemed to constitute any part of the agreement herein contained or to preclude the operation or application of the provisions of this Section 5.13.

          5.14.      All costs and expenses (including, without limitation, reasonable attorneys’ fees, court costs and related costs) incurred by Mortgagee in protecting and enforcing their rights under any Transaction Document, shall, to the extent permitted by applicable law, constitute a demand obligation owing by Mortgagor to the party incurring such costs and expenses and shall bear interest until paid in accordance with the Debenture, this Mortgage and the Purchase Agreement.

ARTICLE VI.
SECURITY AGREEMENT

          6.1.      Mortgagor hereby agrees that with respect to all items of the Mortgaged Property constituting “personal property” (including any fixtures and as-extracted collateral that are personal property under applicable state law) as that term is used in the Uniform Commercial Code, this Mortgage constitutes a “Security Agreement,” as that term is used in the Uniform Commercial Code, and to further secure the Obligations, Mortgagor hereby grants to Mortgagee a security interest in all of Mortgagor’s rights, titles and interests in and to the Mortgaged Properties insofar as such Mortgaged Properties consist of the goods, equipment, accounts, contract rights, general intangibles, inventory, hydrocarbons, fixtures and any and all other personal property of any kind or character defined in and subject to the provisions of the Uniform Commercial Code, including the proceeds and products from any and all of such personal property (all of the foregoing being in this Article VI collectively called the “Collateral”). Upon the occurrence and during the continuance of any Event of Default, Mortgagee is and shall be entitled to all of the rights, powers and remedies afforded a secured party by the Uniform Commercial Code with reference to the personal property and fixtures in which Mortgagee has been granted a security interest herein, or Mortgagee may proceed as to both the real and personal property covered hereby in accordance with the rights and remedies granted under this instrument in respect of the real property covered hereby. Such rights, powers and remedies shall be cumulative and in addition to those granted Mortgagee under any other provision of this instrument or under any other instrument executed in connection with the Purchase Agreement or any of the Obligations. Mortgagor, as Debtor (and in this Article VI and otherwise herein called “Debtor”) covenants and agrees with Mortgagee, as Secured Party (and in this Article VI and otherwise hereinafter called “Secured Party”) that:

          (a)      To the extent permitted by law, Debtor expressly waives any notice of sale or other disposition of the Collateral and any other right or remedies of a debtor or formalities prescribed by law relative to sale or disposition of the Collateral or exercise of any other right or remedy of Secured Party existing after default hereunder; and to the extent any such notice is required and cannot be waived, Debtor agrees that if such notice is mailed, postage prepaid, to Debtor at Debtor’s address set out herein at least ten (10) days before the time of the sale or disposition, such notice shall be deemed reasonable and shall fully satisfy any requirement for giving of said notice.

          (b)      Following the occurrence and during the continuance of an Event of Default, Secured Party is expressly granted the right at its option, to transfer at any time to itself or to its nominee the Collateral, or any part thereof, and to receive the monies, income, proceeds, or benefits attributable or accruing thereto and to hold the same as security for the obligations or to apply it on the principal and interest or other amounts owing on any of the Obligations, whether or not then due, in such order or manner as Secured Party may elect. All rights to marshalling of assets of Debtor, including any such right with respect to the Collateral, are hereby waived.

          (c)      All recitals in any instrument of assignment or any other instrument executed by Secured Party incident to sale, transfer, assignment or other disposition or utilization of the Collateral or any part thereof hereunder shall, in the absence of manifest error, be prima facie evidence of the matter stated therein, no other proof shall be required to establish full legal propriety of the sale or other action or of any fact, condition or thing incident thereto, and all prerequisites of such sale or other action and of any fact, condition or thing incident thereto shall be presumed to have been performed or to have occurred.

          (d)      All expenses of preparing for sale, or other use or disposition, selling or otherwise using or disposing of the Collateral and the like which are incurred or paid by Secured Party as authorized or permitted hereunder, including also all reasonable attorneys’ fees, legal expenses and costs, shall be added to the Obligations and the Debtor shall be liable therefor.

          (e)      Should Secured Party elect to exercise its rights under the Uniform Commercial Code as to part of the Collateral, this election shall not preclude Secured Party or the Mortgagee from exercising any other rights and remedies granted by this instrument as to the remainder of the Collateral.

          (f)      Any copy of this instrument may also serve as a financing statement under the Uniform Commercial Code of the applicable jurisdiction between the Debtor, whose present address is Mortgagor’s address listed on the first page of this Mortgage, and Secured Party, whose present address is the Mortgagee’s address listed on the first page of this Mortgage.

          (g)      So long as any amount remains unpaid on any of the Obligations, Debtor will not file in any public office any financing statement or statements affecting the Collateral other than financing statements in favor of Secured Party hereunder and financing statements pertaining to Permitted Encumbrances, unless the prior written specific consent and approval of Secured Party shall have first been obtained.

          (h)      Secured Party is authorized to file, in any jurisdiction where Secured Party deems it necessary, a financing statement or statements covering the Collateral, and Debtor will pay the cost of filing or recording this instrument, as a financing statement, in all public offices at any time and from time to time whenever filing or recording of any financing statement or of this instrument is reasonably deemed by Secured Party to be necessary or desirable.

          (i)      The office where Debtor keeps Debtor’s accounting records concerning the Collateral covered by this Security Agreement is Mortgagor’s address as set forth on the first page of this Mortgage.

          6.2.      Portions of the Collateral consist of: (i) oil, gas and other minerals produced or to be produced from the lands described in the Leases and to the accounts resulting from the sale thereof at the wellhead; or (ii) goods which are or will become fixtures attached to the real estate constituting a portion of the Mortgaged Properties, and Debtor hereby agrees that this instrument shall be filed in the Real Property Records of the Counties in which the Mortgaged Properties are located as a financing statement to perfect the security interest of Secured Party in said portions of the Collateral. The said oil, gas and other minerals and accounts will be financed at the wellhead of the oil and gas wells located on the lands described in the Leases. The name of the record owner of the Mortgaged Properties is the party named herein as Mortgagor and Debtor. Nothing herein contained shall impair or limit the effectiveness of this document as a security agreement or financing statement for other purposes.

          6.3.      Subject to any limitations set forth on Exhibit “A”, Debtor further warrants and represents to Secured Party that, except for: (a) the security interest in the Collateral granted hereby; and (b) the Permitted Encumbrances, Debtor is the owner of the Collateral free of any adverse claim, security interest or encumbrance, and Debtor agrees to defend the Collateral against all other claims and demands against the same or any interest therein. Debtor further warrants and represents that there are no financing statements signed by Debtor now on file in any public office which have not been terminated, except those statements true and correct copies of which have been delivered to Secured Party and financing statements pertaining to Permitted Encumbrances.

ARTICLE VII.
MISCELLANEOUS PROVISIONS

          7.1.      All options and rights of election herein provided for the benefit of Mortgagee are continuing, and the failure to exercise any such option or right of election upon a particular Event of Default or upon any subsequent Event of Default shall not be construed as waiving the right to exercise such option or election at any later date. By the acceptance of payment of any sum secured hereby after its due date, Mortgagee shall not be deemed to have waived the right either to require prompt payment when due of all other sums so secured or to regard as an Event of Default the failure to pay any other sums due which are secured hereby. No exercise of the rights and powers herein granted and no delay or omission in the exercise of such rights and powers shall be held to exhaust the same or be construed as a waiver thereof, and every such right and power may be exercised at any time and from time to time.

          7.2.      If two (2) or more parties shall at any time be Mortgagees of the Obligations, all of them may jointly exercise any right, option, election or other power, authority or benefit granted herein to Mortgagee, or any of them may do so with the express consent of the other or others of them.

          7.3.      All Obligations shall be payable as provided in the Purchase Agreement or at such place as Mortgagee may from time to time designate in writing.

          7.4.      The terms, provisions, covenants and conditions hereof shall be binding upon Mortgagor, Mortgagor’s successors, legal representatives, and assigns, and shall inure to the benefit of Mortgagee, its successors and assigns, and all other Holders of the Obligations, or any part thereof, and their respective successors and assigns, subject to the restrictions on assignment set forth in the Purchase Agreement.

          7.5.      If any provision hereof is invalid or unenforceable in any jurisdiction, the other provisions hereof shall remain in full force and effect in such jurisdiction, and the remaining provisions hereof shall be liberally construed in favor of the Mortgagee in order to effectuate the provisions hereof, and the invalidity or unenforceability of any provision hereof in any jurisdiction shall not affect the validity or enforceability of any such provision in any other jurisdiction.

          7.6.      It is the intention of the parties hereto to comply with applicable usury laws; accordingly, notwithstanding any provision to the contrary in this Mortgage, the Purchase Agreement or in any of the other Transaction Documents securing the payment hereof or otherwise relating hereto, in no event shall this Mortgage, the Purchase Agreement or such other Transaction Documents require the payment or permit the payment, taking, reserving, receiving, collection, or charging of any sums constituting interest under applicable laws, if any, which exceed the maximum amount permitted by such laws. If any such excess interest is called for, contracted for, charged, taken, reserved, or received in connection with the Obligations evidenced by the Purchase Agreement or in any of the Transaction Documents securing the payment thereof or otherwise relating thereto, or in any communication by the Mortgagee or any other person to the Mortgagor or any other person, or in the event all or part of the principal or interest thereof shall be prepaid or accelerated, so that under any of such circumstances or under any other circumstance whatsoever the amount of interest contracted for, charged, taken, reserved, or received on the amount of principal actually outstanding from time to time under the Purchase Agreement shall exceed the maximum amount of interest permitted by applicable usury laws, then in any such event it is agreed as follows: (i) the provisions of this paragraph shall govern and control, (ii) neither the Mortgagor nor any other person or entity now or hereafter liable for the payment of the Obligations shall be obligated to pay the amount of such interest to the extent such interest is in excess of the maximum amount of interest permitted by applicable usury laws, (iii) any such excess which is or has been received notwithstanding this paragraph shall be credited against the then unpaid principal balance of the Obligations or, if the Obligations have been or would be paid in full, refunded to the Mortgagor, and (iv) the provisions of this Mortgage, the Purchase Agreement and the other Transaction Documents securing the payment hereof and otherwise relating hereto, and any communication to the Mortgagor, shall immediately be deemed reformed and such excess interest reduced, without the necessity of executing any other document, to the maximum lawful rate allowed under applicable laws as now or hereafter construed by courts having jurisdiction hereof or thereof. Without limiting the foregoing, all calculations of the rate of the interest contracted for, charged, taken, reserved, or received in connection with the Obligations or this Mortgage which are made for the purpose of determining whether such rate exceeds the Maximum Lawful Rate shall be made to the extent permitted by applicable laws by amortizing, prorating, allocating and spreading during the period of the full term of the Obligations, including all prior and subsequent renewals and extensions, all interest at any time contracted for, charged, taken, reserved, or received. The terms of this paragraph shall be deemed to be incorporated in every document and communication relating to the Purchase Agreement, the Obligations or any other Transaction Document.

          7.7.      This Mortgage may be executed in several counterparts, all of which are identical, except that to facilitate recordation, certain counterparts hereof may include only that part of Exhibit “A” which contains descriptions of the properties located in (or otherwise subject to the requirements and/or protection of the recording or filing acts or regulations of) the recording jurisdiction in which the particular counterpart is to be recorded, and other parts of Exhibit “A” shall be included in such counterparts by reference only. All such counterparts together shall constitute one and the same instrument. Complete counterparts of this Mortgage containing the entire Exhibit “A” have been retained by Mortgagor and Mortgagee. For convenience of recorders, it is noted that the pagination of Exhibit “A,” even with a particular recording counterpart, may not be consecutive.

          7.8.      THIS INSTRUMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE UNITED STATES AND THE STATE OF FLORIDA, EXCEPT TO THE EXTENT REQUIRED BY LOCAL LAW OF THE STATE WHEREIN THE MORTGAGED PROPERTIES ARE LOCATED (OR WHICH IS OTHERWISE APPLICABLE TO A PORTION OF THE MORTGAGED PROPERTIES) NECESSARILY OR IN THE DISCRETION OF THE MORTGAGEE, APPROPRIATELY GOVERNS WITH RESPECT TO PROCEDURAL AND SUBSTANTIVE MATTERS RELATING TO THE CREATION, PERFECTION AND ENFORCEMENT OF THE LIENS, SECURITY INTERESTS AND OTHER RIGHTS AND REMEDIES OF THE MORTGAGEE GRANTED HEREIN, THE LAW OF SUCH STATE SHALL APPLY AS TO THAT PORTION OF THE MORTGAGED PROPERTIES LOCATED IN (OR OTHERWISE SUBJECT TO THE LAWS OF) SUCH STATE.

          7.9.      This instrument may, as Mortgagee elects, be enforced from time to time as a mortgage, mortgage-collateral real estate mortgage, conveyance, assignment, security agreement, fixture filing, financing statement, contract or anyone or more of these as may be appropriate under applicable law, in order fully to effectuate the lien hereof and the purposes and agreements herein set forth.

          7.10.      Each of the provisions of this Mortgage shall be deemed a covenant running with the land and shall be binding upon Mortgagor, its successors and assigns, and inure to the benefit of Mortgagee, its successors and assigns.

          7.11.      THE MORTGAGOR AND MORTGAGEE ACKNOWLEDGE THAT THE TIME AND EXPENSE REQUIRED FOR TRIAL BY JURY EXCEED THE TIME AND EXPENSE REQUIRED FOR A BENCH TRIAL AND HEREBY KNOWINGLY AND VOLUNTARILY WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, AND AFTER HAVING CONSULTED OR HAVING HAD AMPLE OPPORTUNITY TO CONSULT THEIR RESPECTIVE LEGAL COUNSEL CONCERNING THE CONSEQUENCES OF SUCH WAIVER, TRIAL BY JURY IN AN ACTION OR OTHER PROCEEDING BROUGHT TO ENFORCE OR DEFEND AGAINST COLLECTION OF OR OTHERWISE IN CONNECTION WITH THIS MORTGAGE OR THE OTHER TRANSACTION DOCUMENTS.

          7.12.      The terms of the Purchase Agreement shall govern in the event there is a conflict between the terms of this Mortgage and the terms of the Purchase Agreement.

NOTICE: THIS DOCUMENT, THE TRANSACTION DOCUMENTS AND ALL OTHER DOCUMENTS RELATING TO THIS LOAN TOGETHER CONSTITUTE A WRITTEN PURCHASE AGREEMENT WHICH REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES RELATING TO THIS LOAN.

[Signatures on the following page]

          IN WITNESS WHEREOF, this instrument is executed in multiple counterparts, each of which shall be deemed an original for all purposes.

MORTGAGOR:

AMERICAN NATURAL ENERGY CORPORATION

By: /s/ Michael Paulk
Name: Michael Paulk
Title: President

STATE OF OKLAHOMA

COUNTY OF TULSA

          The foregoing instrument was acknowledged before me on this 31st day of January, 2012, by Michael Paulk, as President of American Natural Energy Corporation, an Oklahoma corporation, on behalf of the corporation.

          My commission expires: 1-30-14.

Delores Lack
Notary Public

[AFFIX SEAL]

THIS INSTRUMENT PREPARED BY:

_____________________________________________________
David Kahan, Esq.
David Kahan, P.A.
3125 W. Commercial Blvd., Suite 100
Ft. Lauderdale, Florida 33309

EXHIBIT “A”

DEFINITIONS:

          1.      The terms used in Exhibit “A” have the same meaning as defined in the Mortgage.

          2.      The term “working interest” as used herein means (a) when applied to individual leases, the undivided interest owned by Mortgagor in the leasehold estate, out of which are paid Mortgagor’s share of (i) all costs of drilling, completing, equipping and operating a well or wells, and (ii) all royalties, overriding royalties, production payments and other interests in or measured by production, and (b) when applied to leases described as unitized or pooled, the undivided interest owned by Mortgagor and out of which is paid all costs of drilling, completing, equipping and operating a well or wells producing oil and gas, or either of them, from the portions of the leases so unitized or pooled. The term “net revenue interest” as used herein means that portion of oil and gas (or oil only, or gas only, where so limited herein) produced from the respective properties herein described to which Mortgagor is entitled after deduction of all royalties, overriding royalties, production payments and other interests in or measured by production which are borne by Mortgagor.

          3.      The term “Permitted Encumbrances” shall mean: (i) only such liens or encumbrances which have been specifically approved by Mortgagee in writing; provided that such liens or encumbrances do not materially interfere with the use and value of the Mortgaged Properties.

          4.      With respect to the descriptions of each of the Mortgaged Properties, if the description requires, such description may continue on several successive pages of Exhibit “A.” Certain property descriptions are in abbreviated form as to Sections, Townships and Ranges. In such descriptions the following terms may be abbreviated as follows:

Northwest Quarter NW, NWI4 or NW1/4;
Southwest Quarter SW, SWI4 or SW1/4;
Southeast Quarter SE, SE/4 or SE1/4;
Northeast Quarter NE, NE/4 or NE1/4;
North Half N/2 or N1/2;
South Half S/2 or S1/2;
East Half E/2 or E1/2; and
West HalfW/2 or W1/2.

The applicable Section, Township and Range may be identified by a series of three numbers, each separated by a dash, with the first number being the Section number, the second number being the Township number and the third number being the Range number. The Township and Range numbers are followed by an N, S, E or W to indicate whether the Township or Range is North, South, East or West, respectively. In some instances, the Section number may be stated by itself and not in conjunction with a series of dashed numbers representing the appropriate Township and Range, e.g., the description “N/2 14, SESW 21 29N 8W” means “North one half of Section 14 and Southeast quarter of Southwest quarter of Section 21, all in Township 29 North, Range 8 West.” Certain descriptions merely refer to the subdivision or survey in which the property is located in whole or in part. In such cases, the recorded Leases and any amendments thereof and any other recorded instruments affecting Mortgagor’s title more particularly describe the land within such subdivision or survey in which Mortgagor owns an interest, and the descriptions contained in such instruments are incorporated herein by this reference.

SYMBOLS AND ABBREVIATIONS:

          1.      The abbreviation “BPO” or the term “before payout” as used herein means that the figure next to which this abbreviation appears represents Mortgagor’s net income interest until such time as the operator of the well or wells situated on the described property has recovered from production from that well or those wells all costs as specified in underlying farmout assignments or other documents in the chain of title, usually including costs of drilling, completing and equipping a well or wells plus costs of operating the well or wells during the recoupment period.

          2.      The abbreviation “APO” or the term “after payout” as used herein means that the figure next to which this abbreviation appears represents Mortgagor’s net income interest after the point in time when the operator of the well or wells situated on the described property has recovered from production from that well or those wells all costs as specified in underlying farmout assignments or other documents in the chain of title, usually including costs of drilling, completing and equipping a well or wells plus costs of operating the well or wells during the recoupment period.

DESCRIPTION OF LEASES

          The Leases listed on the attached Schedule of Leases are described by reference to the Lessor, the Lessee/Assignor, the Assignee, the date of the instrument, the County, Section, Township and Range in which the property is located, and the book and page in the recorder’s office at which the instrument is recorded. The description of the properties included in the Leases and the instruments to which the attached Schedule of Leases refers are incorporated herein by reference with the same force and effect as if the same were set forth at length herein.

Schedule of Leases

All of Mortgagor’s right, title and interest, including, without limitation, all of Mortgagor’s undivided working interest and net revenue interest in the Lease more specifically described on Schedule 1 attached hereto.